UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2012

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(509) 568-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2012, Ambassadors Group, Inc. (the “Company”) entered into a cooperation agreement (the ‘‘Cooperation Agreement’’) with Lane Five Partners LP (“Lane Five”), certain of its affiliates, Lisa O’Dell Rapuano, Peter H. Kamin and certain other parties (collectively, the ‘‘Investor Parties’’) which settled a proxy contest between such parties pursuant to the following terms:

Board Matters

The Board of Directors shall shortly after the 2012 Annual Meeting of the Stockholders of the Company (“Annual Meeting”) (a) accept the resignation of one of its directors whose term expires at the 2014 Annual Meeting and (b) appoint Mr. Kamin to fill the vacancy created thereby. Provided Mr. Kamin joins the Board of Directors, the Board of Directors shall appoint him to the Audit Committee of the Board of Directors for a term that expires no earlier than the conclusion of the 2013 Annual Meeting subject to regulations and law. If Mr. Kamin resigns or is removed from the Board of Directors before the conclusion of the 2013 Annual Meeting, then the Board of Directors shall fill such vacancy with the unanimous consent of the Nominating Committee.

The Board of Directors shall recommend Ms. Rapuano as a director nominee at the 2012 Annual Meeting for a term to expire at the 2015 Annual Meeting. Provided Ms. Rapuano joins the Board of Directors, the Board of Directors shall appoint her to the Nominating Committee and the Compensation Committee of the Board of Directors for a term that expires no earlier than the conclusion of the 2013 Annual Meeting subject to regulations and law. If Ms. Rapuano resigns or is lawfully removed from the Board of Directors before the conclusion of the 2013 Annual Meeting, then the Board of Directors shall: (a) appoint Mr. Kamin to the Nominating Committee for a term that expires after the conclusion of the 2013 Annual Meeting subject to regulations and law (if he is a member of the Board of Directors at such time), and (b) fill such vacancy on the Board of Directors in accordance with the unanimous consent of the Nominating Committee.

The Company agrees that at least one director nominee to be recommended by the Board of Directors at the 2013 Annual Meeting shall be approved by the unanimous vote of the Nominating Committee unless (i) the Investor Parties, their affiliates and associates and certain other related parties (the ‘‘Investor Group’’) collectively beneficially own less than 2.5% of the shares of the Company’s Common Stock then-outstanding or (ii) a person (other than Ms. Rapuano and Mr. Kamin) is elected to join the Board of Directors with the unanimous vote of the Nominating Committee.

Until the conclusion of the 2013 Annual Meeting, the Board of Directors shall not increase the size of the Board of Directors to exceed 9 members, and the offices of the Chairman of the Board of Directors and the Chief Executive Officer of the Company shall not be occupied by the same person unless, in each case, unanimously agreed to by the Board of Directors.

The Board of Directors shall include and recommend in the Company’s proxy statement and proxy card for the 2012 Annual Meeting that the Company’s stockholders vote in favor of Lane Five’s proposal regarding the declassification of the Board of Directors set forth in its letter to the Company dated January 13, 2012.

From the date of the Cooperation Agreement until the conclusion of the 2013 Annual Meeting, the Board of Directors shall not delegate to any committee or sub-committee any final decision making authority or power that is not within the authority or power of such committee or sub-committee as of the  date of the Cooperation Agreement unless required by law, regulation or NASDAQ Stock Market rules.

Proxy Contest Matters

The Investor Parties withdraw their notice to nominate persons for election as directors at the 2012  Annual Meeting (the ‘‘Nomination Notice’’) as well as their demand for books and records pursuant to  Section 220 of the Delaware General Corporation Law (the ‘‘220 Demand Letter’’), and such Nomination  Notice and 220 Demand Letter shall be of no further force or effect. Also, they shall, and shall cause their  respective affiliates and associates to, cease all efforts in furtherance of the Nomination Notice and any  related solicitation.

Voting

At the 2012 Annual Meeting, each of the Investor Parties shall: (a) vote or cause the voting of all  voting securities owned or controlled by them or any other member of the Investor Group (i) in favor of  the each director nominee recommended by the Board of Directors and (ii) against any stockholder  proposal that has not been recommended by the Board of Directors and (b) not execute any stockholder  written consent in connection with a proposal that has not been recommended by the Board of Directors.

Standstill

Each of the Investor Parties shall, and shall cause its affiliates and associates to, be subject to  customary standstill provisions until the conclusion of the 2013 Annual Meeting. Such provisions require  such parties to not: (a) make or participate in (other than with respect to voting as described above) any  ‘‘solicitation’’ of proxies or consents with respect to the election or removal of directors or any other  matter, (b) seek to call a special meeting of the stockholders of the Company, (c) seek election to the  Board of Directors, or the removal of any director except as provided for in the Cooperation Agreement,  (d) acquire shares of Common Stock if after such acquisition either (A) the Investor Group would own  more than 14.99% of the shares of Common Stock outstanding at such time or (B) either the Lane Five  Group (as defined in the Cooperation Agreement) or the Kamin Group (as defined in the Cooperation  Agreement) would beneficially own more than 9.99% of the shares of Common Stock outstanding at such  time. These standstill obligations do not prohibit (i) the Investor Group’s right to make statements  (A) required by law, regulation or legal process, or (B) in connection with a dispute covered by the  Cooperation Agreement, or (ii) any director’s right to communicate with independent counsel of his or her  choosing.

Miscellaneous

The Cooperation Agreement terminates upon completion of the 2013 Annual Meeting unless the parties materially breach the Cooperation Agreement (except with respect to certain specified provisions).

The Cooperation Agreement also provides for all parties to be subject to customary non-disparagement provisions, which expire at the completion of the 2013 Annual Meeting.

The Company shall reimburse $50,000 to Lane Five and certain other parties within two business days  of the date of the Cooperation Agreement.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

On May 7, 2012, the Company issued a press release relating to the Cooperation Agreement, which is attached as Exhibit 99.1 to the Form 8-K.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, John A. Ueberroth, the Chairman of the Board of Directors, informed the Company of his determination not to stand for re-election to the Board of Directors at the 2012 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:                          Cooperation Agreement, dated May 7, 2012, among Ambassadors Group,  Inc., Lane Five Partners LP, Lane Five Capital Management LP, Lane Five Capital Management, LLC, Lane Five Partners GP LLC, Lisa O’Dell Rapuano, 3K Limited Partnership and Peter H. Kamin.

Exhibit 99.1:                          Press Release, dated May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date May 7, 2012	By:	/s/Anthony F. Dombrowik

Anthony F. Dombrowik Senior Vice President, Chief Financial Officer (Principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1

Cooperation Agreement, dated May 7, 2012, among Ambassadors Group, Inc., Lane Five Partners LP, Lane Five Capital Management LP, Lane Five Capital Management, LLC, Lane Five Partners GP LLC, Lisa O’Dell Rapuano, 3K Limited Partnership and Peter

99.1	Press Release, dated May 7, 2012